SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                      September 18, 2003 (August 14, 2003)
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                                 CNE Group, Inc.
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               (Exact Name of Registrant as Specified in Charter)


        Delaware                          1-9224                  56-2346563
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(State or Other Jurisdiction      (Commission File Number)    (I.R.S. Employer
    of Incorporation)                                        Identification No.)


  200 West 57th Street, Suite 507
         New York, New York                                       10019
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(Address of Principal Executive Offices)                        (Zip Code)


                                  212-977-2200
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               Registrant's telephone number, including area code


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          (Former name or former address, if changed since last report)



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Item 5. Other Information
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During August 2003, 93.75% of the holders of the Debentures Payable of a subsidiary of the Company elected to (i) convert the outstanding principal balance of their debentures amounting to approximately $2,250,000, (ii) return the related outstanding B Warrants of the Company (562,500), and (iii) waive all accrued and unpaid interest relating thereto (approximately $337,500), in consideration for (i) 1,125,000 shares of the common stock of the Company and
(ii) 1,125,000 five-year common stock warrants exercisable at $3.00 per share. One half of these warrants are exercisable immediately with the balance exercisable commencing January 1, 2004. The holders of these Debentures include the Company's Chairman of the Board and two principal shareholders.

On August 31, 2003, 50% of the holders of the Company's 8% Subordinated Promissory Notes Payable, amounting to $1,000,000, elected to convert their notes, in consideration for 1,000,000 shares of the Company's newly issued Series AA 8% Cumulative Preferred Stock, par value $.00001 per share. The Series AA Preferred Stock has an aggregate liquidating preference of $1,000,000 over all other equity of the Company. The holders of these notes are two of the Company's directors, one of whom is the Company's President and Chief Operating Officer.

The aggregate financial effect of the conversion of the 12% Debentures and the 8% Subordinated Promissory Notes is to increase the Company's Stockholders' Equity by approximately $3,587,500.

                                       2


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CNE GROUP, INC.



Date:  September 18, 2003               By:/S/George W. Benoit
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                                              George W. Benoit,
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer